UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 15, 2014

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

ITEM 1.01 Entry Into a Material Definitive Agreement;

ITEM 3.02 Unregistered Sales of Equity Securities

On April 15, 2014, LightPath Technologies, Inc. (“LightPath” or the “Company”) executed a Securities Purchase Agreement (the “SPA”) with Pudong Science & Technology (Cayman) Co., Ltd. (“Pudong”), with respect to a private placement (the “Offering”) of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”). LightPath will sell to Pudong a number of shares to be determined that will result in Pudong beneficially owning 19.9% of the Company’s outstanding shares of Common Stock immediately after issuance of the shares of Company Stock pursuant to the SPA. Currently, Pudong is the beneficial owner of 9.37% of the Company’s outstanding shares of Common Stock, as disclosed in a Schedule 13G filed with the Securities and Exchange Commission in February 2014.

The initial per share purchase price is $1.62, subject to adjustment at the closing of the sale pursuant to the terms of the SPA. As adjusted, the final per share purchase price may be higher or lower than the initial per share purchase price, but in no event shall the per share purchase price be less than $1.40. The closing of the sale will occur upon satisfaction of certain closing conditions, including receipt of certain governmental approvals.

In addition to other customary representations, warranties and covenants, the SPA provides that for the three-year period following the closing date, unless as otherwise agreed to by the Company, Pudong will not engage in certain activities, such as acting alone or in concert with others, to seek to control the management, the board of directors or policies of the Company, including, directly or indirectly, soliciting proxies for stockholder proposals or director nominations and directly or indirectly, voting on any matter other than in accordance with the recommendation of the board of directors or withholding or abstaining from voting on any matter. Additionally, Pudong cannot effect transactions with respect to the shares issued pursuant to the terms of the SPA (except in connection with a pledge of the shares in accordance with the terms of the SPA) during the three-year period following the closing date.

The Company has granted Pudong certain “piggyback” registration rights should the Company file with the Securities and Exchange Commission a registration statement (other than on Form S-4 or S-8) to register its equity securities for its own account or the account of others under the Securities Act of 1933, as amended (the “Act”), at any time after the one-year anniversary of the closing date. The shares sold to Pudong in the Offering will remain subject to the three-year lock up period described above even if they are registered for resale. The “piggyback” registration rights are subject to certain customary cut backs on the number of shares Pudong may seek to include in any subsequent registration statement filed by the Company.

The Offering is exempt from the registration requirements of the Act. The shares of Common Stock are restricted securities that have not been registered under the Act and may not be offered or sold absent registration or applicable exemption from the registration requirements.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

On April 16, 2014, the Company issued a press release disclosing the private placement. A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01 Exhibits

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: April 16, 2014	By:	/s/ Dorothy M. Cipolla
	Name:	Dorothy M. Cipolla, CFO

Exhibit Index

Exhibit No.	Description
EX-10.1	Securities Purchase Agreement, dated April 15, 2014, by and among the Company and Pudong.

EX-99.1	Press release dated April 16, 2014